                                                                   Exhibit 10.36


                                LUTHER MEDICAL

                             REQUEST FOR PROPOSAL



                                 Submitted to
                              Steven Duke, MAGNET



                               November 9, 1995

                        STANDARD PROPOSAL REQUIREMENTS
                        ------------------------------



I.  GENERAL:
- -----------
All proposal documents must be signed by an authorized representative of the vendor. The burden of assurance that the signer is authorized is on the vendor. In addition, each page of the proposal requirements (and any special requirement(s), if included) must be initialed as accepted where indicated, and
                             ---- -- ---------
the final page must be signed and dated.
               ---- -- ------ --- -----

THREE (3) COMPLETE SETS of original executed documents are to be returned to the aforementioned MAGNET office. Documents to include:

     - "Accepted" standard proposal requirements, and any special requirement(s) if included
     - Copy of any documentation a facility must execute in order to access an agreement
     - Current published price list showing discount OR net prices being offered
                                                        ---
     - Competitive product cross reference information
     - Current catalogues
     - A complete sales representative listing with phone numbers, by territory
         --------
       for entire United States
           ------
     - Most recent financial statement and/or annual report
     - Any other pertinent information you wish to include such as current marketing brochure


II.  ACCEPTANCE:
- ---------------

Vendor agrees that this proposal constitutes a firm offer for a period of no less than ninety (90) days, and not more than one hundred twenty (120) days from the date the proposal is due and that acceptance of the proposal by MAGNET during this period will result in this document becoming an agreement for sale and purchase of the products/services described herein. This document will then constitute a firm agreement on the terms and conditions hereof, and no further agreement or contract will be required between the parties. This proposal will be considered an accepted agreement upon the signed acknowledgement by MAGNET. The selected vendor will receive a fully executed copy of the agreement.

Vendor further acknowledges this agreement is available to all MAGNET member organizations and participating facilities (including for-profit contract management firms specifying for and/or ordering on behalf of participating facilities). Additionally, MAGNET may add or delete facilities during the term of this agreement by providing the vendor thirty (30) days written notice. When new facilities are added, the vendor will be notified by the MAGNET office and will then be allowed thirty (30) days from the date of notification, to implement coverage for the new participating facility.

________________________________         ______________________________
Initial for Vendor Acceptance            Initial for MAGNET Acceptance


*III.  AWARD:  See Addendum A.III
 -----------

The proposals will be reviewed in a closed session meeting of all MAGNET member organizations, and MAGNET reserves the right to reject any and all proposals and waive all formalities. Offers to sell as submitted by means of this proposal are not matters of public record and will be confidential.

While it is MAGNET's intention to make single source awards only, MAGNET nonetheless reserves the right to award the business in total or by category, and the award may not necessarily be made on price alone. MAGNET shall have the right to make a single award or multiple awards, based upon such factors as are deemed pertinent upon the examination of the proposals.

Vendor acknowledges that pricing submitted in their response to the Request For Proposal was determined as a result of the competitiveness of the bid process, and does not reflect, unless otherwise stated, any other type of preferred pricing.

Vendor warrants that in the performance of this agreement, he will comply with the Uniform Commercial Code and with all applicable federal, state and local laws, ordinances, and all lawful orders thereunder, now in effect or as hereafter amended.

*The laws of the state of California shall govern any agreement resulting from this proposal.


IV.  AGREEMENT TERM:
- -------------------
The selected vendor will have sales and servicing rights; with an agreement term of THREE years commencing upon formal acknowledgement of a signed MAGNET, Inc. agreement to be effective JANUARY 1, 1996 THROUGH DECEMBER 31, 1998 for the following:

                           ALL PRODUCTS ON ADDENDUM C

V.  PRICING REQUIREMENTS:  See Addendum A.V
- ------------------------

*"Please Check"

*  X      Prices are protected for the full term of this agreement
 -----

 _____    Prices are not protected for the full term of this agreement (Indicate
                     ---
          period(s) of price protection and maximum escalation percentages. Please note that escalator percentage(s) must be applied on a per line
                                                                   -------------
          item basis.  Weighted average increases are acceptable)
          ----------   -----------------------------------------

     Period(s)                                  Maximum Escalation(s)

     _____ to _____                             _______________
     _____ to _____                             _______________
     _____ to _____                             _______________


_______________________________                 ______________________________
Initial for Vendor Acceptance                   Initial for MAGNET Acceptance

In any event, vendor agrees that NO price changes will go into effect without
                                 --
minimally sixty (60) days written notice along with a full complement (three copies) of price lists being delivered via traceable method to MAGNET offices, and an appropriate number of copies being available for MAGNET participating facilities.

*Further, vendor warrants that prices charged (hereby defined as net selling price to MAGNET participating facilities) for products/services covered by this agreement are not in excess of prices charged to other MAGNET customers (excluding institutions under state or federal contracts) for these products/services.

If vendor offers to sell products/services covered by any agreement resulting from this proposal to any MAGNET member organization or MAGNET participating facility at a lower price than herein proposed, vendor hereby agrees to simultaneously reduce the price for such products/services to all MAGNET members organizations and participating facilities to the newly offered price.

In the even the market prices for any covered products/services decrease during an agreement term, MAGNET pricing shall be subject to renegotiation.

Are you able to currently provide price lists on computer disk?

*              [X] YES              [_] NO

VI.  PRODUCT/SERVICE AVAILABILITY:
- ---------------------------------

The selected vendor agrees to immediately notify MAGNET of any problem in the manufacture or production of the products herein listed and of any back order situation which would affect the vendor's ability to meet his contractual obligation.

The vendor agrees to maintain sufficient inventory in quantities adequate to meet the requirements of MAGNET participating facilities. Failure to maintain sufficient inventory and/or deliver merchandise which meets the approved quality standards and specifications of the MAGNET participating facilities will be grounds for immediate cancellation by one or all MAGNET participating facilities of an agreement.

VII.  BUYER/SELLER RELATIONSHIP:
- -------------------------------

Vendor acknowledges that all MAGNET participating facilities will deal directly with the vendor (manufacturer or distributor) specified in this agreement. Neither MAGNET nor its member organizations will be held responsible for payment, ordering, inventory, or shipping of any products/services covered by this proposal. All shipping and billing will be directly to MAGNET participating facilities.

_______________________________                   _____________________________
Initial for Vendor Acceptance                     Initial for MAGNET Acceptance


VIII.  OTHER CONTRACTS:
- ----------------------

Vendor hereby represents a detailed listing of agreements currently in effect with MAGNET member organizations, noting products/services covered and annual gross sales volumes:


ORGANIZATION              PRODUCT/SERVICE        ANNUAL GROSS SALES

  N/A                     ______________         __________________
- --------------

______________            ______________         __________________

In addition, vendor currently holds contracts with the following national "super groups" for the following products/services:

ORGANIZATION                        PRODUCT SERVICES

Luther currently holds no "super group" contracts.  Luther does, however, hold
- ------------------------------------------------------------------------------
regional contracts including a recently signed agreement with Apria.  Luther is
- -------------------------------------------------------------------------------
also in the final stages of completing a proposal for CHCA's "Seal of
- ---------------------------------------------------------------------
Acceptance" program.
- -------------------

IX.  HISTORICAL PRICE INCREASES:
- -------------------------------

Vendor hereby documents the effective dates and percentages of each of the last TWO price increases for the requested products/services to be:

    Effective Date                      Percentage Increase

        3/1/95                                   5%
    --------------                      -------------------

        3/1/92                                   5%
    --------------                      -------------------

X.  PAYMENT TERMS:
- -----------------

Normal cash terms are:   Net 30 Days  .
                       ---------------

It should be noted that not all participating facilities potentially using this agreement can meet optimum payment of invoices as desired by the vendor; therefore, the vendor is encouraged to accommodate a variety of payment plans. Listed below the incentives you will offer for facilities which pay within each category:

     Payment Within             Vendor Offers

        10 days                   2%   cash discount
                                ------
     11-30 days                   1%   cash discount
                                ------
     31+ days                     0%   cash discount
                                ------

_______________________________              ______________________________
Initial for Vendor Acceptance                Initial for MAGNET Acceptance


*XI.  F.O.B. POINT:  See Addendum A. XI
 -----------------

Vendor agrees F.O.B. point to be DESTINATION FREIGHT PREPAID for the full term of this agreement.

XII.  RETURNED GOODS POLICY:
- ---------------------------

Vendor agrees that any incorrect/damaged products will be accepted for return to vendor in an expeditious manner with NO restocking charge.
                                     --

Restocking charge for reasons other than above are:

   See Addendum "B" for Luther's standard return policy.
   ----------------------------------------------------


*XIII.  PRODUCT CHANGES:  See Addendum A.XIII
 ----------------------

Vendor agrees to provide MAGNET with a minimum of sixty (60) days notice of product additions, deletions, and/or changes. Furthermore, vendor agrees to offer any replacement products, newly added products, or additions to the vendors product line, not available at the origination of this agreement, to MAGNET for acceptance under terms and prices/discounts set forth in this proposal.


*XIV.  DEMONSTRATION PRODUCTS/EQUIPMENT:  See Addendum A.XIV
 --------------------------------------

Vendor agrees that if an evaluation is required or requested by a MAGNET participating facility, vendor will provide, at no charge, equipment for trial or sample product for a two (2) week evaluation period in a mutually agreed upon area(s).


XV.  MATERIAL SAFETY DATA SHEETS:
- --------------------------------

As required by state, federal, and JCAHO regulations, vendor agrees to provide Material Safety Data Sheets (MSDS) with each shipment of hazardous materials that fall within these guidelines. In order to more completely coordinate and communicate with the end users, vendor will assist the MAGNET participating facility by identifying those products sold that fall within the guidelines.


XVI.  WARRANTY:
- --------------

Vendor warrants that products supplied and work or services performed under this agreement are merchantable and fit for the particular purposes for which the products/services are ordinarily employed.

______________________________             ______________________________
Initial for Vendor Acceptance              Initial for MAGNET Acceptance

*XVII.  Indemnity:  See Addendum A.XVII
 ----------------

Vendor agrees to indemnify, defend and hold harmless MAGNET, its member organizations, participating facilities, Board of Directors, officers, agents and employees from any and all liabilities, lawsuits, penalties, claims or demands (including the costs, expenses and reasonable attorney's fees) arising out of selection, possession, use, operation, and return of any product/service.


XVIII.  PATENT AND COPYRIGHT:
- ----------------------------

Vendor agrees to indemnify, defend and hold harmless MAGNET, member organizations, participating facilities, Board of Directors, officers, agents and employees from any and all claims, actions, losses, damages, liability, and expense, (including the costs, expenses and reasonable attorney's fees) based upon the use or sale of any article hereunder being in violation of any rights under patent or copyright.


XIX.  LIENS, CLAIMS AND ENCUMBRANCES:
- ------------------------------------

Vendor warrants and represents that all products/services will, when delivered hereunder, be free of all liens, claims and/or encumbrances of every kind.


XX.  AFFIRMATIVE ACTION:
- -----------------------

Vendor certifies compliance with Executive Orders, regu-lations and statutes prohibiting discrimination based upon race, creed, color, sex, national origin, age, or handicap.


XXI.  ACCESS TO RECORDS:
- -----------------------

Vendor shall, until the expiration of four (4) years after the furnishing of any products/services pursuant to this agreement, provide to the Secretary of the United States Department of Health and Human Services, or to the Comptroller General of the United States, or to any of their duly authorized representatives, access to the agreement and to books, documents, and records of vendor in accordance with, and to the extent required by federal law.

*XXII.  MANAGEMENT REPORTING:  See Addendum A.XXII
 ---------------------------

Vendor agrees to supply MAGNET with, at minimum, a quarterly (monthly preferred) written report. This report to include:

     - Name and address of MAGNET participating facility utilizing the agreement
     - Participating facility's MAGNET I.D. number
     - Net sales per reporting period

_______________________________            ______________________________
Initial for Vendor Acceptance              Initial for MAGNET Acceptance

Vendor further agrees to a 2% Contract Administration Fee (CAF) on all net purchases by participating MAGNET facilities covered by this agreement. All CAFs should be in check form, made payable to Mid-Atlantic Group Network of Shared Services, Inc., and be submitted on, at minimum, a calendar quarter (monthly preferred) basis to:

               MAGNET, Inc.
               4750 Lindle Road
               P.O. Box 2323
               Harrisburg, PA 17105-2323

Vendor acknowledges that the possibility exists, whereby, due to extended purchase approval processes and delivery cycles, product/services may be ordered, delivered, and invoiced after the conclusion of this agreement.

Vendor designates the following individual to be MAGNET'S contact person for purchase volume reports and Contract Administration Fees:

    Janis Adams              714-544-3002 x223
  ---------------          --------------------
     Name                    Telephone Number


XXIII.  SPECIAL REPORTING:
- -------------------------

*The vendor will provide to MAGNET, annually or upon request with no less than 90 days notice, reports of total line item usage, by facility and for all of MAGNET, for any and all business transacted under this agreement.


XXIV.  DISCLOSURE OF INFORMATION:
- --------------------------------

Vendor agrees to allow MAGNET staff or their designees to audit sales/billing records to ensure full and complete reporting of agreement purchase volumes and Contract Administration Fees.

Further, vendor agrees to provide to MAGNET, upon request, a copy of vendor's previous year's audit report prepared by an independent auditor.


XXV.  ADVERTISING AND PUBLICITY:
- -------------------------------

Vendor agrees that MAGNET shall have the right to review and approve any and all materials used for promotion, advertising and publicity of this agreement PRIOR
                                                                          -----
to printing or dissemination. Such approval will not be unreasonably withheld.

______________________________      ______________________________
Initial for Vendor Acceptance       Initial for MAGNET Acceptance


*XXVI.    CONFIDENTIALITY OF INFORMATION:  See Addendum A. XXVI
 ---------------------------------------

All data and information not already in the public domain, developed or disclosed during the life of this agreement, will be the property of MAGNET and will be held in confidence by the vendor. Vendor will keep confidential all such data and information until it comes into public domain or until MAGNET consents, in writing, to disclosure.


XXVII.    ASSIGNMENT:
- --------------------

Assignment of this agreement or any interest therein without written consent of MAGNET shall be void.


XXVIII.   ATTACHMENT(S):
- -----------------------

         x     Special Proposal Requirements (EQUIPMENT) (Addendum A) are part
       -----   of this proposal.

______________________________________     ______________
Vendor SIGNATURE for Acceptance                 Date



______________________________________     _____________
MAGNET SIGNATURE for Acknowledgment             Date

                                  ADDENDUM "A"

III. AWARD:
The proposal and any agreement for sale and purchase of products/services resulting therefrom shall be governed and construed in accordance with The internal substantive laws of the State of California and the California State courts or Federal courts located in California shall have jurisdiction over all matters relating to any agreement resulting from this proposal.

V. PRICING REQUIREMENTS:
Prices quoted are protected from increase for the duration of the agreement.

Should Luther deem it necessary to provide pricing to an individual MAGNET facility which is lower than the contracted MAGNET price, Luther will notify MAGNET corporate of the situation prior to taking such action.

XI. FOB POINT:
FOB Destination, free freight to purchaser and assumes UPS ground or equivalent and no more than two deliveries per month to each site. Purchaser will remit payment to Seller for the difference.

XIII. PRODUCT CHANGES:
Purchaser may, at any time, require Seller to substitute any upgrade or later developed products supplied hereunder for products purchased pursuant to these terms and conditions. In such event, Seller shall allow a trade-in credit for the old products toward the purchase price of the new products equal to its depreciated value using straight line depreciation and a five year life.

XIV. DEMONSTRATION PRODUCTS/EQUIPMENT
Quantity of evaluation products to be evaluated will be mutually agreed upon between both Luther Medical and MAGNET facilities.

XVII. INDEMNITY:
Seller shall indemnify and hold harmless Purchaser, its agents and employees from and against any and all claims, losses, damages and liabilities (including reasonable attorneys' fees and court costs) caused by the negligent or wrongful acts or omissions of Seller, its agents and employees. Purchaser shall indemnify and hold harmless Seller, its agents and employees from and against any and all claims, losses, damages and liabilities (including reasonable attorneys' fees and court costs) related to the use of the Equipment/Material and caused by the negligent or wrongful acts or omissions of Purchaser, its agents and employees.

XXII. MANAGEMENT REPORTING:
Luther agrees to provide MAGNET with a quarterly written report of contract activities.

Luther does not agree to pay a CAF after the contract expiration, unless the contract is renewed and/or renegotiated with mutually agreed upon terms and conditions.

XXVI. CONFIDENTIALITY OF INFORMATION
MAGNET and all affiliated groups agree to keep confidential all such data and information until it comes into public domain or until Luther consents, in writing, to disclosure.

                                                   __________
                                                   Initial


                                                   __________
                                                   Initial

                                 ADDENDUM "B"

                         LUTHER MEDICAL PRODUCTS, INC.
                              RETURN GOODS POLICY



The following guidelines have been established as a return goods policy to determine proper credit amounts to be given for all products distributed by Luther Medical Products, Inc.

1. No merchandise will be accepted for return without prior authorization from Luther Medical Products, Inc.

2. Authorization for return can be secured by calling Luther Medical Products customer service department during normal business hours, 1-800-227-2918.

3. Return of stock (inventoried) merchandise within 30 days of the original shipment date shall be credited in full provided it is in the original unopened package. This is to say no restocking charge will apply. Products returned not in saleable condition will be returned to the customer and no credit will be issued.

4. Merchandise returned 30-90 days from original shipment date will be subject to a 25% restocking charge. Stock must be in saleable condition.

5. Merchandise being requested for return after 90 days will be subject to approval by Luther Medical Products, Inc. and will have a substantially greater restocking charge than the standard 25%. Restocking charge to be determined by Luther Medical Products, Inc.

6. All authorized RGA numbers issued by Luther Medical Products, Inc. are valid for a period not to exceed 60 days. Merchandise returned after the 60 day period, on an expired RGA number will need prior approval from Luther Medical Products, Inc. before a credit will be issued.

7. Merchandise returned must clearly show the RGA number issued on the outside of the shipping carton. Do not have the customer print, write, label or otherwise disfigure the display packaging. Any disfiguring of the package or display carton will be subject to an additional restocking/replacement charge.



Luther Medical Products, Inc. Tustin, CA
1-800-227-2918 or 714-544-3002